UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016 (April 26, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2016, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of Kingold Jewelry, Inc. (the “Company”), entered into a Trust Loan Agreement and an Amendment to the Trust Loan Agreement (“Amendment”) with The National Trust Ltd. to borrow a maximum of approximately $77.5 million ( RMB 500 million) as working capital loan. The loan is comprised of two installments, with the first installment of approximately $15.5 million (RMB 100 million) and the second installment of approximately $62 million (RMB 400 million). Each installment has a one-year term starting from the installment release date. For each installment, Wuhan Kingold is required to make the first interest payment equal to 4.1% of the principle received, then the rest of interest payments are calculated based on a fixed interest rate of 8% and due on semi-annual basis. Wuhan Kingold is required to pledge 2,600 kilogram of Au9995 gold with carrying value of approximately $83.4 million (RMB 538 million) as collateral to secure this loan. The loan is jointly guaranteed by Mr. Zhihong Jia, the CEO and Chairman of the Company, and Wuhan Vogue-Show Jewelry Co., Inc. which is wholly controlled by the Company. The repayment of the loan may be accelerated under certain conditions, including upon a default of principal or interest payment when due, breach of representations or warranties, certain cross-defaults, upon the occurrence of certain material events affecting the financial viability of Wuhan Kingold, and other customary conditions. As of the date of this Report, RMB 500 million (approximately $77.5 million) has been fully released by The National Trust Ltd.

An English translation of the Trust Loan Agreement and the Amendment is filed as Exhibits 10.1 and 10.2 hereto, respectively. The foregoing summary of the Trust Loan Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such agreement, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	The Trust Loan Agreement (English translation), dated April 26, 2016, between Wuhan Kingold Jewelry Company Limited and The National Trust Ltd.
10.2	Amendment to the Trust Loan Agreement (English translation), dated April 26, 2016, between Wuhan Kingold Jewelry Company Limited and The National Trust Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Zhihong Jia Title: Chief Executive Officer

Date: May 19, 2016